As filed with the Securities and Exchange Commission on September 5, 2025

Registration No. 333-265738

No. 333-250177

No. 333-228214

No. 333-175986

No. 333-129609

No. 333-116345

No. 333-196562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265738

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-250177

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228214

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175986

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129609

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-116345

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196562

UNDER

THE SECURITIES ACT OF 1933

Star Operating Companies, Inc. (formerly Star Equity Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	33-0145723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Star Operating Companies, Inc. (formerly Star Equity Holdings, Inc.)

53 Forest Avenue, Suite 101

Old Greenwich, Connecticut 06870

(203) 489-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

STAR EQUITY HOLDINGS, INC. 2018 INCENTIVE PLAN

DIGIRAD CORPORATION 2018 INCENTIVE PLAN

DIGIRAD CORPORATION 2014 EQUITY INCENTIVE AWARD PLAN

DIGIRAD CORPORATION 2011 INDUCEMENT STOCK INCENTIVE PLAN

DIGIRAD CORPORATION 2005 INDUCEMENT STOCK INCENTIVE PLAN

DIGIRAD CORPORATION 1991 STOCK OPTION PROGRAM

DIGIRAD CORPORATION 1997 STOCK OPTION/STOCK ISSUANCE PLAN

DIGIRAD CORPORATION 1998 STOCK OPTION/STOCK ISSUANCE PLAN

DIGIRAD CORPORATION 2004 STOCK INCENTIVE PLAN

(Full Title of Plan)

Richard K. Coleman, Jr.

Chief Executive Officer

Star Operating Companies, Inc. (formerly Star Equity Holdings, Inc.)

53 Forest Avenue, Suite 101

Old Greenwich, Connecticut 06870

(203) 489-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Adam Finerman

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

(212) 589-4233

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “ “accelerated filer, “ “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Star Equity Holdings, Inc., formerly known as Digirad Corporation and now Star Operating Companies, Inc. (the “Company” or “Star”):

•

Registration Statement No.  333-196562 filed with the SEC on June 6, 2014, Post Effective Amendment No. 1 to the Registration Statement filed with the SEC on November 6, 2018, and Post Effective Amendment No. 2 to the Registration Statement filed with the SEC on November 18, 2020 pertaining to the registration of 1,506,733 shares of common stock pursuant to the Digirad Corporation 2014 Equity Incentive Plan;

•

Registration Statement No.  333-116345 filed with the SEC on June 10, 2004, pertaining to the registration of 539 shares of common stock pursuant to the Digirad Corporation 1991 Stock Option Program, 118 shares of common stock pursuant to the Digirad Corporation 1997 Stock Option/Stock Issuance Plan, 1,628,251 shares of common stock pursuant to the Digirad Corporation 1998 Stock Option/Stock Issuance Plan, and 1,400,000 shares of common stock pursuant to the Digirad Corporation 2004 Stock Incentive Plan;

•

Registration Statement No.  333-129609 filed with the SEC on November 9, 2005, pertaining to the registration of 500,000 shares of common stock pursuant to the Digirad Corporation 2005 Inducement Stock Incentive Plan;

•

Registration Statement No.  333-175986 filed with the SEC on August 2, 2011, pertaining to the registration of 350,000 shares of common stock pursuant to the Digirad Corporation 2011 Inducement Stock Incentive Plan;

•

Registration Statement No.  333-228214 filed with the SEC on November 6, 2018, pertaining to the registration of 1,883,378 shares of common stock pursuant to the Digirad Corporation 2018 Incentive Plan;

•

Registration Statement No.  333-250177 filed with the SEC on November 18, 2020, pertaining to the registration of 316,040 shares of common stock pursuant to the Digirad Corporation 2018 Incentive Plan; and

•

Registration Statement No.  333-265738 filed with the SEC on June 21, 2022, pertaining to the registration of an additional 377,882 shares of common stock pursuant to the Star Equity Holdings, Inc. 2018 Incentive Plan.

On August 22, 2025, pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025, by and between Star, Hudson Global, Inc., a Delaware corporation (“Hudson”), and HSON Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Hudson (“Merger Sub”), Merger Sub merged with and into Star, with Star continuing as the surviving corporation of the merger (the “Merger”), and a wholly owned subsidiary of Hudson.

In connection with the Merger, the offerings of securities pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statements which remain unsold at the termination of the offerings, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration all shares registered under the Registration Statements that remain unsold as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Star certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Greenwich, State of Connecticut, on September 5, 2025.

STAR OPERATING COMPANIES, INC. (formerly Star Equity Holdings, Inc.)

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.